Exhibit 10.1

Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to this agreement have been omitted. Axeda Systems Inc. agrees to supplementally furnish such exhibits and schedules upon request from the Securities and Exchange Commission.

               AXEDA SYSTEMS INC. AND CERTAIN OF ITS SUBSIDIARIES
                            MASTER SECURITY AGREEMENT

To:      Laurus Master Fund, Ltd.
         c/o M& C Corporate Services, Ltd.
         P.O. Box 309 G.T
         Ugland House
         South Church Street
         Grand Cayman, Cayman Islands

Date: October 5, 2004

To Whom It May Concern:

     1. To secure the payment of all Obligations (as hereafter defined), Axeda Systems Inc., a Delaware corporation (the "Company"), each of the other undersigned parties (other than Laurus Master Fund, Ltd, "Laurus")) and each other entity that is party to this Master Security Agreement as an assignee (each an "Assignor" and, collectively, the "Assignors") hereby assigns and grants to Laurus a continuing security interest in all of the following property now owned or at any time hereafter acquired by such Assignor, or in which such Assignor now have or at any time in the future may acquire any right, title or interest (the "Collateral"): all cash, cash equivalents, accounts, deposit accounts including but not limited to Lockbox Deposit Accounts (defined below), inventory, equipment, goods, documents, instruments (including, without limitation, promissory notes), contract rights, general intangibles (including, without limitation, payment intangibles and an absolute right to license on terms no less favorable than those current in effect among our affiliates), chattel paper, supporting obligations, investment property (including, without limitation, all equity interests owned by any Assignor), letter-of-credit rights, trademarks, trademark applications, tradestyles, patents, patent applications, copyrights, copyright applications and other intellectual property in which any Assignor now have or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefore. In the event any Assignor wishes to finance the acquisition in the ordinary course of business of any hereafter acquired equipment and have obtained a commitment from a financing source to finance such equipment from an unrelated third party, Laurus agrees to release its security interest on such hereafter acquired equipment so financed by such third party financing source. Except as otherwise defined herein, all capitalized terms used herein shall have the meaning provided such terms in the Securities Purchase Agreement referred to below.

Notwithstanding anything herein to the contrary, in no event shall the security interest granted herein attach to, and the Collateral shall not include (i) any capital stock and other equity interests of foreign Subsidiaries owned by any Assignor or any warrants, options or other rights to acquire shares of the capital stock of such Subsidiaries domiciled outside the United States or (ii) any license, contract or agreement to which such Assignor is a party to the extent that the collateral assignment thereof or the creation of a security interest therein would constitute a breach of the terms of such license, contract or agreement, or would permit any party to such agreement to terminate such license, contract or agreement, except the Collateral expressly shall include any proceeds of any of the foregoing assets; provided that, any of the agreements excluded in accordance with the foregoing shall cease to be so excluded (x) to the extent such term is, or would be (in the case of after-acquired property or changes to applicable law), rendered ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction (or any successor provision) or any other applicable law or principles of equity; or (y) if such Assignor has obtained all of the consents of the other parties to such license, contract or agreement necessary for the collateral assignment of, or creation of a security interest in, such license, contract or agreement; provided further that, immediately upon the ineffectiveness, lapse or termination of any such term in any such license, contract or agreement, the Collateral shall include, and such Assignor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.



     2. The term "Obligations" as used herein shall mean and include all debts, liabilities and obligations owing by each Assignor to Laurus arising under, out of, or in connection with: (i) that certain Securities Purchase Agreement dated as of the date hereof by and between the Company and Laurus (the "Securities Purchase Agreement") and (ii) the Related Agreements referred to in the Securities Purchase Agreement (the Securities Purchase Agreement and each Related Agreementas each may be amended, modified, restated or supplemented from time to time, are collectively referred to herein as the "Documents"), and in connection with any documents, instruments or agreements relating to or executed in connection with the Documents or any documents, instruments or agreements referred to therein or otherwise, and in connection with any other indebtedness, obligations or liabilities of any Assignor to Laurus, whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise, in each case, irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of the Obligations in any case commenced by or against any Assignor under Title 11, United States Code, including, without limitation, obligations or indebtedness of each Assignor for post-petition interest, fees, costs and charges that would have accrued or been added to the Obligations but for the commencement of such case. Notwithstanding anything herein to the contrary, the Obligations shall not include any liabilities or obligations that are not payment obligations or that arise under or out of the Warrants or any other equity interests of the Company issued to Laurus.

     3. Each Assignor hereby jointly and severally represents, warrants and covenants to Laurus that:

          (a) it is a corporation, partnership or limited liability company, as the case may be, validly existing, in good standing and organized under the respective laws of its jurisdiction of organization set forth on Schedule A, and each Assignor will provide Laurus thirty (30) days' prior written notice of any change in any of its respective jurisdiction of organization;

          (b) its legal name is as set forth in its respective Certificate of Incorporation or other organizational document (as applicable) as amended through the date hereof and as set forth on Schedule A, and it will provide Laurus thirty (30) days' prior written notice of any change in its legal name;

          (c) its organizational identification number (if applicable) is as set forth on Schedule A hereto, and it will provide Laurus thirty (30) days' prior written notice of any change in any of its organizational identification number;

          (d) it is the lawful owner of the respective Collateral and it has the sole right to grant a security interest therein and will defend the Collateral against all claims and demands of all persons and entities in all material respects;

          (e) it will keep its respective Collateral free and clear of all attachments, levies, taxes, liens, security interests and encumbrances of every kind and nature ("Encumbrances"), except (i) Encumbrances securing the Obligations and (ii) Permitted Encumbrances. For purposes hereof, Permitted Encumbrances means: (i) liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by the Securities Purchase Agreement; (ii) statutory liens of landlords, liens of collecting banks under the UCC on items in the course of collection, statutory liens and rights of set-off of banks, statutory liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts; (iii) deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of statutory obligations, bids, leases, government contracts, trade contracts and other similar obligations (exclusive of obligations for the payment of borrowed money); (iv) any attachment or judgment lien not otherwise constituting an Event of Default; (v) licenses (with respect to Intellectual Property and other property), leases or subleases granted to third parties and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries; (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries; (vii) any (a) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (b) lien or restriction that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any lien or restriction referred to in the preceding clause (b), so long as the holder of such lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease; (viii) liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement and liens arising from purchase money indebtedness or capital leases permitted under this Agreement or the Securities Purchase Agreement; (ix) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (x) any zoning or similar law or right reserved to or vested in any government authority office or agency to control or regulate the use of any real property; and (xi) liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries. ;

          (f) it will, at its and the other Assignors joint and several cost and expense keep the Collateral in good state of repair in all material respects (ordinary wear and tear excepted) and will not waste or destroy the same or any part thereof other than ordinary course discarding of items no longer used or useful in its or such other Assignors' business;

          (g) it will not without Laurus' prior written consent (which consent shall not be unreasonably be withheld), so long as twenty-five percent (25%) of the principal amount of the Note is outstanding, sell, exchange, lease or otherwise dispose of the Collateral, whether by sale, lease or otherwise, except for (i) the sale of inventory in the ordinary course of business and, (ii) the granting or other disposition of non-exclusive licenses of its software and other intellectual and related property in the ordinary course of business, (iii) other transactions permitted by Section 6.12 of the Securities Purchase Agreement, (iv) the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out equipment or equipment no longer necessary for its ongoing needs, having an aggregate fair market value of not more than $100,000 in any fiscal year and only to the extent that the proceeds of any such equipment disposition are used to acquire replacement Collateral which is subject to Laurus' first priority perfected security interests (subject to Permitted Encumbrances), or are used to repay Obligations or to pay general corporate expenses, and (v) dispositions of assets to the extent that not less than seventy five percent (75%) of the net proceeds thereof are applied to repay the Obligations and the balance of such net proceeds are applied in all ordinance with clause (iv) above;

          (h) it will insure or cause the Collateral to be insured as further provided in Section 6.8 of the Securities Purchase Agreement. If any such Assignor fails to do so, Laurus may procure such insurance and the cost thereof shall be promptly reimbursed by the Assignors, jointly and severally, and shall constitute Obligations;

          (i)  it  will  at  all  reasonable   times  allow  Laurus  or  Laurus'
     representatives free access to and the right of inspection of the Collateral;

          (j) such Assignor (jointly and severally with each other Assignor) hereby indemnifies and saves Laurus harmless from all loss, costs, damage, liability and/or expense, including reasonable attorneys' fees, that Laurus may sustain or incur to enforce payment, performance or fulfillment of any of the Obligations and/or in the enforcement of this Master Security Agreement or in the prosecution or defense of any action or proceeding either against Laurus or any Assignor concerning any matter growing out of or in connection with this Master Security Agreement, and/or any of the Obligations and/or any of the Collateral except to the extent caused by Laurus' own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and nonappealable decision).

          (k) On or prior to the 30th day following the Closing Date, the Assignor will (x) irrevocably direct all of its present and future Account Debtors (as defined below) and other persons obligated to make payments constituting Collateral to make such payments directly to the lockboxes maintained by the Assignor (the "Lockboxes") with Commerce Bank or such other financial institution accepted by Laurus in writing as may be selected by the Company (the "Lockbox Bank") (each such direction pursuant to this clause (x), a "Direction Notice") and (y) promptly provide Laurus with copies of each Direction Notice it being understood that assignor will exercise commercially reasonable effort to have each account debtor acknowledge each respective direction notice. Upon receipt of such payments, the Lockbox Bank has agreed to deposit the proceeds of such payments in that certain deposit account maintained at the Lockbox Bank and evidenced by the account name of the Assignor and the account number of __________, or such other deposit accepted by Laurus in writing (the "Lockbox Deposit Account"). On or prior to the Closing Date, the Company shall and shall cause the Lockbox Bank to enter into all such documentation acceptable to Laurus pursuant to which, among other things, the Lockbox Bank agrees to, following notification by Laurus (which notification Laurus shall only give following the occurrence and during the continuance of an Event of Default), comply only with the instructions or other directions of Laurus concerning the Lockbox and the Lockbox Deposit Account. All of the
     Assignor's   invoices,   account  statements
     and other written or oral communications directing, instructing, demanding or requesting payment of any Account of the Assignor or any other amount constituting Collateral shall conspicuously direct that all payments be made to the Lockbox or such other address as Laurus may direct in writing. If, notwithstanding the instructions to Account Debtors, the Assignor receives any payments, the Assignor shall immediately remit such payments to the Lockbox Deposit Account in their original form with all necessary endorsements. Until so remitted, the Assignor shall hold all such payments in trust for and as the property of Laurus and shall not commingle such payments with any of its other funds or property. For the purpose of this Master Security Agreement, (x) "Accounts" shall mean all "accounts", as such term is defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof, now owned or hereafter acquired by the Assignor and (y) "Account Debtor" shall mean any person or entity who is or may be obligated with respect to, or on account of, an Account.

     4. The occurrence of any of the following events or conditions shall constitute an "Event of Default" under this Master Security Agreement:

          (a) Breach of any covenant, warranty, representation or statement made or furnished to Laurus by any Assignor or on any Assignor's benefit was false or misleading in any material respect when made or furnished, and if subject to cure, shall not be cured for a period of thirty (30) days after the occurrence thereof;

          (b) the loss, theft, substantial damage, destruction, sale or encumbrance to or of any of the Collateral or the making of any levy, seizure or attachment thereof or thereon except to the extent permitted hereunder or that any such event could not reasonably be expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement) or :

               (i) such loss is covered by insurance proceeds which are used to replace the item or repay Laurus; or

               (ii)  said   levy,   seizure  or   attachment   does  not  secure
          indebtedness in excess of $100,000 and such levy, seizure or attachment has not been removed or otherwise released within ten (10) days of the creation or the assertion thereof;

          (b) any Assignor shall become insolvent, cease operations, dissolve, terminate our business existence, make an assignment for the benefit of creditors, suffer the appointment of a receiver, trustee, liquidator or custodian of all or any part of Assignors' property, except to the extent permitted hereunder or under the Securities Purchase Agreement;

          (c) any proceedings under any bankruptcy or insolvency law shall be commenced by or against any Assignor and if commenced against any Assignor shall not be dismissed within sixty (60) days;

          (d) the Company shall repudiate, purport to revoke or fail to perform any or all of its obligations under any Note (after passage of applicable cure period, if any); or

          (e) an Event of Default shall have occurred and be continuing under and as defined in any Document.

     5. Upon the occurrence and during the continuance of any Event of Default, Laurus may declare all Obligations immediately due and payable and Laurus shall have the remedies of a secured party provided in the Uniform Commercial Code as in effect in the State of New York, this Agreement and other applicable law. Upon the occurrence and during the continuance of any Event of Default, Laurus will have the right to take possession of the
Collateral and to maintain such possession on our premises or to remove the Collateral or any part thereof to such other premises as Laurus may desire subject to applicable law. Upon Laurus' request, each of the Assignors shall assemble or cause the Collateral to be assembled and make it available to Laurus at a place designated by Laurus. If any notification of intended disposition of any Collateral is required by law, such notification, if mailed, shall be deemed properly and reasonably given if mailed at least ten (10) days before such disposition, postage prepaid, addressed to any Assignor either at such Assignor's address shown herein or as set forth in the Securities Purchase
Agreement. Any proceeds of any disposition of any of the Collateral shall be applied by Laurus to the payment of all expenses in connection with the sale of the Collateral, including reasonable attorneys' fees and other legal expenses and disbursements and the reasonable expense of retaking, holding, preparing for sale, selling, and the like, and any balance of such proceeds may be applied by Laurus toward the payment of the Obligations in such order of application as Laurus may elect, and each Assignor shall be liable for any deficiency.

     6. If any Assignor defaults in the performance or fulfillment of any of the terms, conditions, promises, covenants, provisions or warranties on such Assignor's part to be performed or fulfilled under or pursuant to this Master Security Agreement, Laurus may, at its option without waiving its right to enforce this Master Security Agreement according to its terms, immediately or at any time thereafter and without notice to any Assignor, perform or fulfill the same or cause the performance or fulfillment of the same for each Assignor's joint and several account and at each Assignor's joint and several cost and expense, and the cost and expense thereof (including reasonable attorneys' fees) shall be added to the Obligations and shall be payable on demand with interest thereon at the interest rate then applicable under the Note .

     7. Each Assignor appoints Laurus, any of Laurus' officers, employees or any other person or entity whom Laurus may designate as our attorney, with power to execute such documents in each of our behalf and to supply any omitted information and correct patent errors in any documents executed by any Assignor or on any Assignor's behalf; to file financing statements against us covering the Collateral (and, in connection with the filing of any such financing statements, describe the Collateral as "all assets and all personal property, whether now owned and/or hereafter acquired" (or any substantially similar variation thereof)); to sign our name on public records; and to do all other things Laurus deem necessary to carry out this Master Security Agreement. Each Assignor hereby ratifies and approves all acts of the attorney and neither Laurus nor the attorney will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). This power being coupled with an interest, is irrevocable so long as any Obligations remains unpaid. Upon the payment in full of all Obligations arising in connection with the Note, this Agreement and the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Assignors. Upon any such termination Laurus will, at Assignors' expense, execute and deliver to Assignors such documents as Assignors shall reasonably request to evidence such termination. In addition, upon the proposed sale or other disposition of any Collateral by an Assignor that is not otherwise prohibited hereunder or by the Securities Purchase Agreement for which such Assignors desires a security interest release from Laurus, shall grant such release at Assignors' expense. In furtherance but not in limitation of the foregoing, in the event that any Assignor (other than the Company), is liquidated or dissolved or such Assignor (other than the Company) is no longer a direct or indirect subsidiary of the Company as a result of a transaction permitted by the Securities Purchase
Agreement, then the obligations of such Assignor under this Agreement shall terminate and be of no further force or effect and Laurus will, at Assignors' expense, execute and deliver to Assignors such documents as any Assignor shall reasonably request to evidence such termination.

     8. No delay or failure on Laurus' part in exercising any right, privilege or option hereunder shall operate as a waiver of such or of any other right, privilege, remedy or option, and no waiver whatever shall be valid unless in writing, signed by Laurus and then only to the extent therein set forth, and no waiver by Laurus of any default shall operate as a waiver of any other default or of the same default on a future occasion. Laurus' books and records containing entries with respect to the Obligations shall be admissible in evidence in any action or proceeding, shall be binding upon each Assignor for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof. Laurus shall have the right to enforce any one or more of the remedies available to Laurus, successively, alternately or concurrently. Each Assignor agrees to join with Laurus in executing financing statements or other instruments to the extent required by the Uniform Commercial Code in form satisfactory to Laurus and in executing such other documents or instruments as may be required or deemed necessary by Laurus for purposes of affecting or continuing Laurus' security interest in the Collateral.

No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Assignor therefrom, shall in any event be effective unless the same shall be in writing and signed by the holders of more than 50% of the aggregate outstanding principal amount of the Notes and, in the case of any such amendment or modification, by Assignors. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

     9. This Master Security Agreement shall be governed by and construed in accordance with the laws of the State of New York and cannot be terminated orally. All of the rights, remedies, options, privileges and elections given to Laurus hereunder shall inure to the benefit of Laurus' successors and assigns. The term "Laurus" as herein used shall include Laurus, any parent of Laurus', any of Laurus' subsidiaries and any co-subsidiaries of Laurus' parent, whether now existing or hereafter created or acquired, and all of the terms, conditions, promises, covenants, provisions and warranties of this Agreement shall inure to the benefit of each of the foregoing, and shall bind the representatives, successors and assigns of each Assignor. Laurus and each Assignor hereby (a) waive any and all right to trial by jury in litigation relating to this Agreement and the transactions contemplated hereby and each Assignor agrees not to assert any counterclaim in such litigation, (b) submit to the nonexclusive jurisdiction of any New York State court sitting in the borough of Manhattan, the city of New York and (c) waive any objection Laurus or each Assignor may have as to the bringing or maintaining of such action with any such court.

     10. All notices from Laurus to any Assignor shall be sufficiently given if mailed or delivered to such Assignor's address set forth below.

                             Very truly yours,



                             AXEDA SYSTEMS INC.

                             By:  /s/ Robert M. Russell Jr.
                                 -------------------------------
                             Name:  Robert M. Russell Jr.
                             Title:  Chief Executive Officer
                             Address:  21 Oxford Road, Mansfield MA 02048



                             AXEDA SYSTEMS OPERATING COMPANY, INC.


                             By:   /s/ Robert M. Russell Jr.
                                  --------------------------
                             Name:  Robert M. Russell Jr.
                             Title:  Chief Executive Officer
                             Address:  21 Oxford Road, Mansfield MA 02048



                             LIUCO, INC.

                             By:   /s/ Thomas J. Fogarty
                                  ---------------------
                             Name:  Thomas J. Fogarty
                             Title:  President
                             Address:  21 Oxford Road, Mansfield MA 02048



                             RAVISENT OPERATING COMPANY INC.


                             By:   /s/ Robert M. Russell Jr.
                                  --------------------------

                             Name:  Robert M. Russell Jr.
                             Title:  Chief Executive Officer
                             Address:  21 Oxford Road, Mansfield MA 02048

                             AXEDA IP, INC.


                             By:   /s/ Thomas J. Fogarty
                                  ---------------------
                             Name:  Thomas J. Fogarty
                             Title:  President
                             Address:  21 Oxford Road, Mansfield MA 02048






                             ACKNOWLEDGED:


                             LAURUS MASTER FUND, LTD.

                             By:  /s/ David Grin
                                 -----------------------
                             Name: David Grin
                             Title: Fund Manager